Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Tower Bancorp, Inc.

We consent to the incorporation by reference to previously filed Registration Statements (Form S-14 No. 2-89573, Form S-8 No. 333-40661 and Form S-4 No. 333-130485) of Tower Bancorp, Inc. of our report dated March 2, 2006, appearing in the 2005 annual report to the shareholders incorporated by reference in this Form 10-K of Tower Bancorp, Inc. for the year ended December 31, 2005.

/s/SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, PA

March 10, 2006